UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20459
_____________________________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2008

___________________________________

NEW WORLD BRANDS, INC.
(Exact Name of Company as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

                                033-91432                                                                                                  02-040167
                            (Commission File Number)                                                                                                    (IRS Employer Identification No.)

340 W. 5th Avenue, Eugene, OR 97410
(Address of Principal Executive Offices, Including Zip Code)

(541) 868-2900
(Company’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

On August 18, 2008, New World Brands, Inc., a Delaware corporation (the “Company”), as purchaser, and B.O.S. Better Online Solutions, Ltd. (“BOS”), as seller, entered into a Stock Sale and Purchase Agreement (the “BOS-NWB Agreement”), effective as of August 17, 2008 (the “Effective Date”), pursuant to which the Company will purchase from BOS up to 35 million shares (the “BOS Purchase Shares”) of the Company’s common stock, par value $0.01 per share (the “NWB Common Stock”), at a price of $0.025 per share, in installments over a term of up to 31 months. The description of the BOS-NWB Agreement set forth in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the BOS-NWB Agreement, which is attached as Exhibit 10.1 hereto.

Pursuant to the BOS-NWB Agreement, on September 2, 2008, the Company shall purchase from BOS an initial installment of 5 million shares of NWB Common Stock for a price of $125,000. Thereafter, the Company will purchase a minimum of 1 million additional shares of the NWB Common Stock in monthly installments, at the price of $0.025 per share, for a maximum of 31 months. Shares purchased by the Company pursuant to the BOS-NWB Agreement will be held by the Company as treasury stock. In the event that the Company fails to make its required monthly purchase, BOS shall be released from its undertaking to sell to the Company the then outstanding balance of NWB Stock.

As of the Effective Date, BOS was the holder of 16,446,544 shares of the Company’s Common Stock (“BOS’s NWB Stock”) and 3,865,375 shares of the common stock of Qualmax, Inc., a Delaware corporation (“Qualmax”), par value $0.001 per share (“BOS’s Qualmax Stock”). Pursuant to the agreement and plan of merger (the “Merger Agreement”), dated February 18, 2008, between the Company and Qualmax, which Merger Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2008 (the “8-K”) and included as Annex A to the Company’s Preliminary Information Statement on Schedule 14C, filed with the SEC on May 20, 2008 (the “Preliminary 14C”), Qualmax and the Company intend to effect a merger (the “Merger”) by which Qualmax will be merged with and into the Company, and Qualmax shareholders will receive shares of NWB Common Stock in exchange for their shares of Qualmax common stock based on the exchange ratio described in the 8-K and the Preliminary 14C.  If the Merger is completed before the Company has purchased from BOS all of BOS’s NWB Stock in accordance with the BOS-NWB Agreement, BOS’s Qualmax Stock shall be exchanged for newly issued shares of NWB Common Stock based on an exchange ratio as described in the 8-K and the Preliminary 14C, and such newly issued shares of NWB Common Stock shall be considered part of the BOS Purchase Shares for purposes of the BOS NWB Agreement (up to the total then-remaining unpurchased BOS Purchase Shares).  If the Merger is not completed before the Company has purchased from BOS all of BOS’s NWB Stock in accordance with the BOS-NWB Agreement, BOS’s Qualmax Stock shall be subject to the Company’s purchase rights under the BOS-NWB Agreement on an as-exchanged basis (pursuant to the exchange ratio determined by the Merger Agreement as of the time of each monthly installment sale) up to the total amount of  NWB Common Stock.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information provided pursuant to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.     Description

10.1	Stock Sale and Purchase Agreement, dated August 18, 2008, by and between New World Brands, Inc., as purchaser, and B.O.S. Better Online Systems, Ltd., as seller.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the  Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           NEW WORLD BRANDS, INC.

                           By: /s/ Shehryar Wahid
                           Name: Shehryar Wahid
                           Title: Chief Financial Officer

Date: August 22, 2008